Mammoth Energy Services, Inc. Announces
First Quarter 2019 Operational and Financial Results

•	First Quarter net income of $28 million, or $0.63 per diluted share

•	First Quarter Adjusted EBITDA of $83 million

•	Trailing twelve months after tax return on invested capital (ROIC) of 29%

•	Declared $0.125 dividend for the first quarter of 2019

OKLAHOMA CITY, OKLAHOMA, May 1, 2019 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the quarter ended March 31, 2019.

Financial Highlights for the First Quarter of 2019:

Total revenue was $262.1 million for the three months ended March 31, 2019, down 6% sequentially from $278.2 million for the three months ended December 31, 2018 and down 47% from $494.2 million for the three months ended March 31, 2018.

Net income for the three months ended March 31, 2019 was $28.3 million, or $0.63 per fully diluted share, a 58% decrease from $68.2 million, or $1.51 per fully diluted share, for the three months ended December 31, 2018 and a 49% decrease from $55.5 million, or $1.24 per fully diluted share, for the three months ended March 31, 2018.

Adjusted EBITDA (as defined and reconciled below) was $82.8 million for the three months ended March 31, 2019, a slight decrease from $84.3 million for the three months ended December 31, 2018 and a 37% decline from $130.8 million for the three months ended March 31, 2018.

Arty Straehla, Mammoth's Chief Executive Officer, stated, "The first quarter of 2019 saw improved utilization of our oilfield completions focused businesses as E&P budgets were reset and oil prices experienced a steady increase throughout the quarter. While pressure pumping pricing remains challenged, conversations with customers suggest the possibility for tighter industry conditions for the back half of the year. Demand for Northern White sand is strengthening, with our average pricing up approximately 90% from the lows experienced in fourth quarter of 2018. The movement of our infrastructure equipment from Puerto Rico back to the continental U.S. is progressing and beginning to displace equipment currently being rented, allowing us to deploy additional crews for our Continental U.S. customers."

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $108.7 million for the three months ended March 31, 2019, a 32% decrease from $159.6 million for the three months ended December 31, 2018 and a 67% decrease from $325.5 million for the three months ended March 31, 2018. During the first quarter of 2019, our crew staffing levels in Puerto Rico reached a high of approximately 500 in January. As of March 31, 2019, a small contingent of non-billable personnel remained on the island to facilitate the demobilization of our remaining equipment.

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $92.1 million for the three months ended March 31, 2019, a 27% increase from $72.8 million for the three months ended December 31, 2018 and a 9% decrease from $101.1 million for the three months ended March 31, 2018.

Mammoth's pressure pumping division completed a total of 1,889 stages for the three months ended March 31, 2019, a 62% increase from 1,164 stages for the three months ended December 31, 2018 and a 13% increase from 1,672 stages for the three months ended March 31, 2018. An average of 4.4 of our 6 fleets remained active throughout the first quarter of 2019.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $37.9 million for the three months ended March 31, 2019, a 38% increase from $27.4 million for the three months ended December 31, 2018 and a 26% decrease from $51.0 million for the three months ended March 31, 2018.

The Company sold 665,806 tons of sand during the three months ended March 31, 2019, a 17% increase from the 569,195 tons sold during the three months ended December 31, 2018 and a 9% decrease from the 735,584 tons sold during the three months ended March 31, 2018. The Company's average production costs were approximately $12 per ton during the first quarter of 2019.

Other Services

Mammoth's other services, including contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $38.5 million for the three months ended March 31, 2019, a slight decrease from $38.8 million for the three months ended December 31, 2018 and a slight increase from $38.1 million for the three months ended March 31, 2018. The Company’s rental division drove a majority of the increase from the prior periods with the average amount of equipment on rent increasing from 357 for the three months ended March 31, 2018 to 500 for the three months ended December 31, 2018.  An average of 621 pieces of equipment were rented during the three months ended March 31, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses were $17.3 million for the three months ended March 31, 2019, compared to $14.8 million for the three months ended December 31, 2018 and $38.5 million for the three months ended March 31, 2018.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Cash expenses:
Compensation and benefits	$9,230	$7,699	$9,409
Professional services	3,789	2,587	3,018
Other(a)	3,244	1,607	1,475
Total cash SG&A expense	16,263	11,893	13,902
Non-cash expenses:
Bad debt provision(b)	4	25,527	(34)
Stock based compensation	1,069	1,091	915
Total non-cash SG&A expense	1,073	26,618	881
Total SG&A expense	$17,336	$38,511	$14,783

a.	Includes travel-related costs, IT expenses, rent, utilities and other general and administrative-related costs.

b.	$25.4 million of the bad debt expense recognized during the three months ended March 31, 2018 was subsequently reversed during the third quarter of 2018.

SG&A expenses, as a percentage of total revenue, were 7% for the three months ended March 31, 2019 compared to 5% for the three months ended December 31, 2018 and 8% for the three months ended March 31, 2018.

Liquidity

As of March 31, 2019, Mammoth had cash on hand totaling $21.3 million and outstanding borrowings under its revolving credit facility of $82.0 million. As of March 31, 2019, the Company had $93.5 million of available borrowing capacity under its revolving credit facility, after giving effect to $8.7 million of outstanding letters of credit, resulting in total liquidity of approximately $114.8 million. As of April 30, 2019, the Company had cash on hand totaling $32.5 million and outstanding borrowings under its revolving credit facility of $108.6 million.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Infrastructure services(a)	$3,254	$15,778	$22,409
Pressure pumping services(b)	7,329	7,866	9,632
Natural sand proppant services(c)	985	5,700	2,132
Other(d)	8,705	6,430	8,240
Total capital expenditures	$20,273	$35,774	$42,413

a.	Capital expenditures primarily for truck, tooling and other equipment for the periods presented.

b.	Capital expenditures primarily for pressure pumping and water transfer equipment for the for the periods presented

c.	Capital expenditures primarily for maintenance for the three months ended March 31, 2019 and December 31, 2018 and plant upgrades for the three months ended March 31, 2018.

d.	Capital expenditures primarily for equipment for the Company's rental business and upgrades to its rig fleet for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report to be filed on Form 10-K with the Securities and Exchange Commission ("SEC"), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Conference Call Information

Mammoth will host a conference call on Thursday, May 2, 2019 at 10:00 a.m. CDT (11:00 am EDT) to discuss its first quarter 2019 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 9185999. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; risks relating to economic conditions; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2019	2018
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$21,343	$67,625
Accounts receivable, net	404,389	337,460
Receivables from related parties	45,032	11,164
Inventories	18,913	21,302
Prepaid expenses	8,913	11,317
Other current assets	706	688
Total current assets	499,296	449,556

Property, plant and equipment, net	428,280	436,699
Sand reserves	71,496	71,708
Operating lease right-of-use assets	56,234	—
Intangible assets, net - customer relationships	1,637	1,711
Intangible assets, net - trade names	5,835	6,045
Goodwill	101,245	101,245
Other non-current assets	6,484	6,127
Total assets	$1,170,507	$1,073,091
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$67,542	$68,843
Payables to related parties	609	370
Accrued expenses and other current liabilities	55,258	59,652
Current operating lease liability	17,533	—
Income taxes payable	60,272	104,958
Total current liabilities	201,214	233,823

Long-term debt	82,037	—
Deferred income tax liabilities	63,923	79,309
Long-term operating lease liability	38,572	—
Asset retirement obligation	3,056	3,164
Other liabilities	3,285	2,743
Total liabilities	392,087	319,039

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,876,649 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	449	449
Additional paid in capital	532,208	530,919
Retained earnings	249,488	226,765
Accumulated other comprehensive loss	(3,725)	(4,081)
Total equity	778,420	754,052
Total liabilities and equity	$1,170,507	$1,073,091

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
	(in thousands, except per share amounts)
REVENUE
Services revenue	$193,101	$408,659	$260,513
Services revenue - related parties	44,073	49,088	9,551
Product revenue	12,309	25,040	8,063
Product revenue - related parties	12,655	11,462	71
Total revenue	262,138	494,249	278,198

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $25,682, $24,575 and $26,999, respectively, for the three months ended March 31, 2019, March 31, 2018 and December 31, 2018)	158,106	290,979	151,273
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended March 31, 2019, March 31, 2018 and December 31, 2018)	713	1,792	240
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,871, $2,314 and $3,136, respectively, for the three months ended March 31, 2019, March 31, 2018 and December 31, 2018)	30,251	33,330	28,797
Selling, general and administrative	16,902	38,082	14,283
Selling, general and administrative - related parties	434	429	500
Depreciation, depletion, amortization and accretion	28,576	26,908	30,159
Impairment of long-lived assets	—	—	4,086
Total cost and expenses	234,982	391,520	229,338
Operating income	27,156	102,729	48,860

OTHER INCOME (EXPENSE)
Interest expense, net	(523)	(1,237)	(533)
Other, net	24,557	(28)	(1,122)
Total other income (expense)	24,034	(1,265)	(1,655)
Income before income taxes	51,190	101,464	47,205
Provision (benefit) for income taxes	22,857	45,918	(21,002)
Net income	$28,333	$55,546	$68,207

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment, net of tax of ($90), $186 and $212, respectively, for the three months ended March 31, 2019, March 31, 2018 and December 31, 2018	356	(461)	(961)
Comprehensive income	$28,689	$55,085	$67,246

Net income per share (basic)	$0.63	$1.24	$1.52
Net income per share (diluted)	$0.63	$1.24	$1.51
Weighted average number of shares outstanding (basic)	44,929	44,650	44,845
Weighted average number of shares outstanding (diluted)	45,063	44,884	45,048
Dividends declared per share	$0.125	—	$0.125

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net income	$28,333	$55,546
Adjustments to reconcile net income to cash provided by operating activities:
Stock based compensation	1,289	1,256
Depreciation, depletion, accretion and amortization	28,576	26,908
Amortization of coil tubing strings	535	565
Amortization of debt origination costs	82	100
Bad debt expense	4	25,527
Loss (gain) on disposal of property and equipment	94	(184)
Deferred income taxes	(15,476)	(12,117)
Other	41	—
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(67,093)	(25,722)
Receivables from related parties	(33,868)	(12,550)
Inventories	1,854	5,060
Prepaid expenses and other assets	2,389	294
Accounts payable	(353)	8,302
Payables to related parties	239	851
Accrued expenses and other liabilities	(4,956)	1,636
Income taxes payable	(44,684)	25,851
Net cash (used in) provided by operating activities	(102,994)	101,323

Cash flows from investing activities:
Purchases of property and equipment	(20,273)	(35,176)
Purchases of property and equipment from related parties	—	(598)
Contributions to equity investee	(480)	—
Proceeds from disposal of property and equipment	1,500	286
Net cash used in investing activities	(19,253)	(35,488)

Cash flows from financing activities:
Borrowings from lines of credit	82,000	31,000
Repayments of lines of credit	—	(91,900)
Dividends paid	(5,610)	—
Principal payments on financing leases and equipment financing notes	(457)	(72)
Net cash provided by (used in) financing activities	75,933	(60,972)
Effect of foreign exchange rate on cash	32	(53)
Net change in cash and cash equivalents	(46,282)	4,810
Cash and cash equivalents at beginning of period	67,625	5,637
Cash and cash equivalents at end of period	$21,343	$10,447

Supplemental disclosure of cash flow information:
Cash paid for interest	$294	$1,442
Cash paid for income taxes	$91,955	$32,184
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$5,016	$16,558

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended March 31, 2019	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$108,721	$90,595	$24,964	$37,858	$—	$262,138
Intersegment revenues	—	1,544	12,897	658	(15,099)	—
Total revenue	108,721	92,139	37,861	38,516	(15,099)	262,138
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	58,965	64,211	30,252	35,642	—	189,070
Intersegment cost of revenues	—	13,537	1,047	497	(15,081)	—
Total cost of revenue	58,965	77,748	31,299	36,139	(15,081)	189,070
Selling, general and administrative	9,517	3,213	1,519	3,087	—	17,336
Depreciation, depletion, amortization and accretion	7,719	9,893	2,873	8,091	—	28,576
Operating income (loss)	32,520	1,285	2,170	(8,801)	(18)	27,156
Interest expense, net	39	198	30	256	—	523
Other (income) expense, net	(24,824)	(1)	—	268	—	(24,557)
Income (loss) before income taxes	$57,305	$1,088	$2,140	$(9,325)	$(18)	$51,190

Three months ended March 31, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$325,459	$96,579	$36,503	$35,708	$—	$494,249
Intersegment revenues	—	4,559	14,512	2,417	(21,488)	—
Total revenue	325,459	101,138	51,015	38,125	(21,488)	494,249
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	194,076	66,612	33,330	32,083	—	326,101
Intersegment cost of revenues	1,791	15,402	4,286	267	(21,746)	—
Total cost of revenue	195,867	82,014	37,616	32,350	(21,746)	326,101
Selling, general and administrative	31,851	2,663	1,644	2,353	—	38,511
Depreciation, depletion, amortization and accretion	2,407	13,986	2,316	8,199	—	26,908
Operating income (loss)	95,334	2,475	9,439	(4,777)	258	102,729
Interest expense, net	76	504	80	577	—	1,237
Other expense (income), net	2	12	(13)	27	—	28
Income (loss) before income taxes	$95,256	$1,959	$9,372	$(5,381)	$258	$101,464

Three months ended December 31, 2018	Infrastructure	Pressure Pumping	Sand	All Other	Eliminations	Total
Revenue from external customers	$159,610	$72,219	$8,133	$38,236	$—	$278,198
Intersegment revenues	—	560	19,273	542	(20,375)	—
Total revenue	159,610	72,779	27,406	38,778	(20,375)	278,198
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	75,486	39,601	28,796	36,427	—	180,310
Intersegment cost of revenues	—	19,787	253	308	(20,348)	—
Total cost of revenue	75,486	59,388	29,049	36,735	(20,348)	180,310
Selling, general and administrative	9,689	1,768	1,170	2,156	—	14,783
Depreciation, depletion, amortization and accretion	7,425	10,952	3,138	8,644	—	30,159
Impairment of long-lived assets	308	—	—	3,778	—	4,086
Operating income (loss)	66,702	671	(5,951)	(12,535)	(27)	48,860
Interest expense, net	82	177	40	234	—	533
Other expense, net	60	340	304	418	—	1,122
Income (loss) before income taxes	$66,560	$154	$(6,295)	$(13,187)	$(27)	$47,205

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income:	2019	2018	2018
Net income	$28,333	$55,546	$68,207
Depreciation, depletion, accretion and amortization expense	28,576	26,908	30,159
Impairment of long-lived assets	—	—	4,086
Acquisition related costs	—	(46)	61
Public offering costs	—	—	(10)
Stock based compensation	1,289	1,256	1,094
Interest expense, net	523	1,237	533
Other (income) expense, net	(24,557)	28	1,122
Interest on trade accounts receivable	25,735	—	—
Provision (benefit) for income taxes	22,857	45,918	(21,002)
Adjusted EBITDA	$82,756	$130,847	$84,250

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income:	2019	2018	2018
Net income	$35,665	$47,299	$141,875
Depreciation and amortization expense	7,719	2,407	7,425
Impairment of long-lived assets	—	—	308
Acquisition related costs	—	(8)	61
Public offering costs	—	—	(10)
Stock based compensation	462	457	470
Interest expense	39	76	82
Other (income) expense, net	(24,824)	2	60
Interest on trade accounts receivable	25,735	—	—
Provision (benefit) for income taxes	21,639	47,957	(75,315)
Adjusted EBITDA	$66,435	$98,190	$74,956

Pressure Pumping Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income:	2019	2018	2018
Net income	$1,088	$1,959	$154
Depreciation and amortization expense	9,893	13,986	10,952
Stock based compensation	410	418	318
Interest expense	198	504	177
Other (income) expense, net	(1)	12	340
Adjusted EBITDA	$11,588	$16,879	$11,941

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2018
Net income (loss)	$2,140	$9,372	$(6,295)
Depreciation, depletion, accretion and amortization expense	2,873	2,316	3,138
Acquisition related costs	—	(38)	—
Stock based compensation	203	186	181
Interest expense	30	80	40
Other (income) expense, net	—	(13)	304
Adjusted EBITDA	$5,246	$11,903	$(2,632)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2019	2018	2018
Net (loss) income	$(10,542)	$(3,342)	$(67,500)
Depreciation and amortization expense	8,091	8,199	8,644
Impairment of long-lived assets	—	—	3,778
Stock based compensation	214	195	125
Interest expense, net	256	577	234
Other expense, net	268	27	418
Provision (benefit) for income taxes	1,217	(2,039)	54,313
Adjusted EBITDA	$(496)	$3,617	$12

a.
Includes results for Mammoth's contract land and directional drilling, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations services and corporate related activities. The Company's corporate related activities do not generate revenue.

After Tax Return on Invested Capital

After tax return on invested capital is a supplemental non-GAAP measure that is used by management to evaluate the Company's performance. Mammoth defines after tax return on invested capital as net income divided by total capital employed, which is the average of ending debt and equity for the last two years. Management believes after tax return on invested capital is a useful measure of how effectively the Company uses capital to generate profits and it provides additional insight for analysts and investors in evaluating the Company's financial and operating performance. After tax return on invested capital should not be considered in isolation or as a substitute for financial measures reported in accordance with GAAP. The following table provides the calculation of after tax return on invested capital using the GAAP financial measures of net income, total debt and total equity.

	Twelve Months Ended
	March 31,
	2019	2018	2017
	(in thousands)
Net income	$208,752	$119,491
Capital Employed
Total debt	$82,037	$39,000	$—
Total equity	778,420	564,137	418,597
Total capital employed	$860,457	$603,137	$418,597

Average capital employed(a)	$731,797	$510,867
Trailing twelve month after tax return on invested capital(b)	29%	23%

a.	Average capital employed is the average of total capital employed as of end of the period and end of the prior period.

b.	After tax return on invested capital is the ratio of net income for the period to average capital employed.